Exhibit 99.1

Green Earth Technologies Signs Exclusive Intellectual Property License & Distribution Agreement

“Patent Pending” Technologies to Support Well Service Initiatives

CELEBRATION, FL / ACCESSWIRE / June 6, 2014 / Green Earth Technologies, Inc. (GETG) (OTC Bulletin Board: OTCQB: GETG), a leading manufacturer and marketer of "green" environmentally safer packaged goods and products, announced today that it has entered into an exclusive license and distribution agreement with InventeK Colloidal Cleaners.

Included in the agreement are products and formulations based on InventeK's proprietary colloidal chemistry technology related to applications in the oil and gas industry; including oil, grease, paraffin and asphaltenes degreasers and solvents, casing cutters, drilling lubricants and detergents, defoamers and surfactants, storage, mud and fractionation tank cleaners, oil and fuel spill surface washing agents and dispersants, oil field rig and equipment cleaners, heavy duty vehicle washing agents, hydraulic fracturing fluids and water treatments as well as oil well stimulation and remediation products.  The agreement also grants to GETG an exclusive distribution and fully paid-up worldwide license to all rights to the products and formulations past, present and future.

"My relationship with Green Earth Technologies began seven years ago, when Mr. Jeffrey Loch called me to inquire about products for automotive and household use that are truly environmentally safe and actually perform as well or better than conventional toxic chemistries", said Dr. Paul Andrecola, Inventor and Founder of InventeK Colloidal Cleaners.  "I love the fact that our relationship has matured over the years and that GETG has come to embrace the entire formulary of InventeK's extensive product line, including well service."

Through GETG's and InventeK's collaborative efforts, InventeK now boasts a 55,000 sq. ft. state-of-the-art stainless steel food grade blending facility and laboratory along with an 89,140 sq. ft. warehouse and office complex in Mt. Laurel, New Jersey. The new facilities allow InventeK to formulate, blend, package and store all of GETG's product lines. As of June 1st, 2014, InventeK has produced, packaged, and has ready for delivery over 500,000 gallons of G-CLEAN(r) Well Wake-Up!(tm) Well Service Products.

"We anticipate a huge demand for our oil field proven ultimate biodegradable extremely effective well stimulation products," said Mr. Jeffrey Loch, President and Founder of Green Earth Technologies. "Gaining access to these proven 'green' formulations will help us address 'performance' as well as the growing environmental concerns facing this industry while restoring shareholder value to Green Earth Technologies."

The patent-pending G-CLEAN suite of Well Wake-UP! Products uses proprietary 'nanofluid' systems specifically formulated for each type of problem encountered in oil & gas wells…introducing Well Wake UP!, a biodegradable, non-reactive fluid system for oil well remediation and stimulation as well as additional applications such as the cleaning of surface spills and/or down-hole equipment.  Without the need for environmentally harmful hydrocarbon solvents or acids, the Well Wake-UP!(tm) biobased nanofluid system removes accumulated deposits of paraffin and asphaltenes in oil wells and increases production of both oil and gas with no significant impact on the environment.

"We have had experts in oil technologies from all over the world meet or speak to Dr. Andrecola about his unique chemistry and they have been amazed that this green, environmentally safe technology works as well or better than the highly toxic alternatives," says Walter Raquet, Interim CEO of Green Earth Technologies.

Green Earth Technologies will now be able to offer a full range of exclusive 'proprietary' products specifically engineered to help overcome the challenge of working in the world's oil fields.  As energy demands go up, so will environmental concerns with toxicity of hydraulic fracturing fluids and stimulation solutions, groundwater pollution risks, problems with dangerous chemicals being transported (roughly 1,200,000 gallons per well), difficulty in treating frac-water flow-back, disposing of waste products and the impact of rock formations by acid acidic formulations.

"Energy demand will increase 58% over the next 25 years, but these demands will also expand the obstacles facing this industry as they will try to preserve and do 'no harm' to the delicate eco-system," added Loch.

The Freedonia Group, a leading international business research company that publishes more than 100 industry research studies annually, estimates global demand for oilfield chemicals to reach $28 billion dollars in 2016 as high oil prices and the increasing demand for energy stimulate development.  Nearly all types of chemicals will post healthy advances, but the best opportunities will continue to be in drilling fluids and stimulation chemicals.

Details of the agreement include the issuance of 100 million shares of restricted Green Earth Technologies' stock to InventeK Colloidal Cleaners, a 25 year exclusive worldwide license to all of the existing and future products and formulations based on Inventek's proprietary colloidal chemistry technology related to applications in the oil and gas industry and paying for the preparation, filing and issuance of patents by GETG for the exclusive licensed IP.  Inventor will be responsible for defending them.

ABOUT INVENTEK

For over 30 years, InventeK has been providing new and creative solutions for a broad range of industry problems, manufacturing and distributing products to a variety of industries. Our chemistry involves creating unique, sustainable, and biodegradable solutions for many applications. Many companies claiming to have safer, greener chemistries avoid full disclosure, resist full disclosure requirements, and distribute "GREEN" products with various safety and hazard warnings attached. On our products we volunteer full disclosure of ingredients, and the chemical diamond on our labels always has "0" in both the health and hazard categories. Our approach is to use the proven science of colloidal chemistry to create uniquely small micelles, the workhorse behind our product line. The result is safe, non-toxic, biodegradable products that WORK. This means products that address worker safety issues, and environmental regulation, without compromising performance at all. In fact our products have vastly superior performance over their toxic counter parts in use today.  Please visit www.inventekcleaners.com for additional information.

ABOUT GREEN EARTH TECHNOLOGIES

Green Earth Technologies, Inc. (GETG) is a "totally green" clean tech company that combines domestically sourced plant based renewable and reusable feed stocks with proprietary technologies molded around the four ideologies of being GREEN: biodegradable, recyclable, renewable and environment safe. Branded as G-CLEAN(r) and G-OIL(r), G.E.T. produces a full range of "clean & green" American made environmentally preferred products, some specifically engineered to help overcome the challenges of fracking and working in the world's oil fields, allowing concerned consumers and customers alike who care about the environment and American energy independence to do their part without sacrificing value or performance. Save the Earth - Sacrifice Nothing(r).

Please contact GETG directly or visit www.getG.com for the latest news and in depth information about Green Earth Technologies, Inc. and all their products.

Statements made in this release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties. Investors should also be aware that while the Company from time to time does communicate with securities analysts, it is against the Company's policy to disclose to them any material non-public information or other confidential commercial information. Investors should not assume that the Company agrees with any report issued by any analyst or with any statements, projections, forecasts or opinions contained in any such report.

SOURCE: Green Earth Technologies